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                        INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 3 to the Registration Statement of IAT Multimedia, Inc. on Form S-1 of our report dated January 31, 1997, except for Note 13 as to which the date is April 1, 1997, on the consolidated financial statements of IAT Multimedia, Inc. and to the the reference to our firm under the caption "Experts" in such Prospectus.




                                               ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
January 28, 1998